Exhibit 10.2

                           PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement (the "Agreement") is made and entered into as of May __, 2005, by and among Ezriel Silberger and Izik Liberman (collectively, the "Buyer"), and James B. Wiegand and Max Gould (collectively, the "Seller").

      WHEREAS, Wiegand owns 375,000 shares of common stock of Akid Corporation, a Colorado corporation (the "Company"), representing 30.48% of the issued share capital of the Company on a fully-diluted basis, and Gould owns 375,000 of the shares of the Company, representing 30.48% of the Company on a fully-diluted basis;

      WHEREAS, Wiegand is the sole officer and director of the Company;

      WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, an aggregate of 500,000 free-trading shares of the Company (the "Shares"), for such consideration and on such terms as set out below; and

      WHEREAS, upon consummation of the purchase of the Shares by Buyer from Seller, each of Seller will continue to hold shares of the common stock of the Company, and the parties hereto desire that a portion of such shares shall be subject to a lock up agreement in the form annexed hereto as Exhibit A (the "Lock Up Agreement") as follows:

---------------------------------------------------------------------------
   Name    # of shares of the common stock  # of shares in column (a) of the
           Company that will be held that     shall be subject to the
               by each of Seller after          Lock Up Agreement (the
             consummation of the purchase          "Lock-Up
                        herein                      Shares")
                         (a)                         (b)
---------------------------------------------------------------------------
Wiegand    125,000                           100,000
---------------------------------------------------------------------------
Gould      125,000                           100,000
---------------------------------------------------------------------------

      NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase Price; Closing Deliveries.

            (a) The purchase price for the 500,000 Shares shall be $50,000 (the "Purchase Price").

            (b) Simultaneous with the execution and delivery of this Agreement,
      (y) each Buyer shall execute the Note attached hereto as Exhibit B to each Seller. Each Note shall be secured by 200,000 shares of the company currently trading under the symbol "AMZB", and (z) Seller shall deliver or cause to be delivered to Buyer:

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

            (i) the stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

            (ii) resignation letter from Wiegand, the sole director and officer of the Company;


            (iii) a shareholders' list, dated no later than 2 business days prior to the date hereof, including names and addresses of each shareholder, certificate numbers and issue dates;


            (iv) a legal opinion, in form satisfactory to Buyer, opining that the Shares can be freely sold without any restrictions or filings under federal and state securities laws and contractual provisions and any matters deemed appropriate by Buyer; and

            (v) a Lock-Up Agreement, fully executed by each Seller, and a lock up agreement in the form annexed hereto as Exhibit C, fully executed by Corporate Management Services, Inc.

2. Representations of Seller.

   Each Seller hereby represents and warrants to each Buyer the following:

      Wiegand owns 375,000 shares of common stock of Akid Corporation, a Colorado corporation (the "Company"), representing 30.48% of the issued share capital of the Company on a fully-diluted basis, and Gould owns 375,000 of the shares of the Company, representing 30.48% of the Company on a fully-diluted basis. Neither Seller nor any of his affiliates has any interest, direct or indirect, in any other shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets other than 500,000 common shares that are to be issued to each of Seller upon execution of the Share Exchange Agreement, dated of even date herewith, among the Company, Advanced Plant Pharmaceuticals, Inc., and Wiegand.

      Seller has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by Buyer, this Agreement, when executed and delivered by Buyer, will be a valid and binding obligation of Seller, enforceable against him in accordance with its terms.

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

      (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Seller is a party or by which he is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Seller or his assets or properties.


      (d) Seller is the sole record and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Encumbrances"). Upon the execution and delivery of this Agreement, each Buyer shall be the lawful record and beneficial owner of 250,000 Shares, free and clear of all Encumbrances, including without limitation any Encumbrances expressly created by applicable federal and state securities laws.

      (e) There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.
      (f) Neither Seller nor the Company is a party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority, self-regulatory organization or body. There are no outstanding judgments, UCC financing instruments or UCCs filed against the Company.



      (g) Seller has timely complied with all applicable rules and regulations of the Securities and Exchange Commission in connection with his ownership of the Shares, and will file all necessary filings with respect to the transactions contemplated by this Agreement.



      (h) The Company is duly organized, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to own, lease, use and operate their respective properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as foreign corporations to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary. The Company does not own, directly or indirectly, any capital stock of any corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, limited liability company, joint venture or other entity.

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

      (i) As of the date hereof, the Company's authorized capital consists of
 (a) 20,000,000 shares of common stock, no par value, authorized (the "Common Stock"), of which 1,230,000 shares are issued and outstanding, (i) with each holder thereof being entitled to cast one vote for each share held on all matters properly submitted to the shareholders for their vote; and (ii) there being no pre-preemptive rights and no cumulative voting; and (b) 5,000,000 shares of preferred stock, none of which are issued and outstanding. The Company has no shares reserved for issuance pursuant to a stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of its stock. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the "Act"), and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing any such rights).

      (j) Upon the consummation of the transactions contemplated herein, Buyer will own in the aggregate 40.65% of the issued and outstanding share capital of the Company on a fully-diluted basis, free and clear of any Encumbrances.

      (k) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company does not have any securities registered pursuant to Section 12 of the 1934 Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). The Company has not received any communication from the SEC, NASD or any other regulatory authority regarding any SEC Document or any disclosure contained therein. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents and as otherwise disclosed in the SEC Documents, the Company has no debts, liabilities, obligations, direct, indirect, absolute or contingent, whether accrued, vested or otherwise, whether known or unknown.

      (l) The Company does not (i) have any employees, (ii) owe any compensation of any kind, deferred or otherwise, to any person, including without limitation, agents, representatives, consultants, accountants and attorneys,
 (iii) have any written or oral employment agreement with any person, nor (iv) is it a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable to or owing by the Company to any stockholder, officer, director, agent, representative, consultant, accountant, attorney or otherwise nor are there any loans or debts payable or owing by any such persons to the Company or any guarantees by the Company of any loan or obligation of any nature to which any such person is a party.

      (m) The Company does not own, use or possess any licenses or rights to use any patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property"). There is no claim or action by any person pertaining to, or proceeding pending, or threatened, which challenges the right of the Company with respect to any Intellectual Property.

      (n) The Company is not a party to any contract, arrangement or agreement, whether oral or in writing, including without limitation, loan agreements, credit lines, promissory notes, mortgages, pledges, guarantees, security agreements, factoring agreements, letters of credit, powers of attorney or other arrangements to loan or borrow money or extend credit.

      (o) The Company had made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which each is subject and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations. There are no and will be no taxes due as a result of the transactions contemplated by this Agreement. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and Seller knows of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority. Seller expressly assumes and shall pay any taxes due by the Company up to the date hereof.

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

      (p) There are, with respect to the Company or any predecessors thereof, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and the Company has not received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company. There are no underground storage tanks on or under any real property owned, leased or used by the Company.

      (r) The Company does not own any real or personal property.

      (s) The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
 (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books of account, corporate records and minute books of the Company are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books of the Company have been made available to Buyer and his representatives.

      (t) All information relating to or concerning the Company set forth in this Agreement and otherwise in connection with the transactions contemplated hereby is true and correct in all respects and Seller has not omitted to state any fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      (u) There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

      (v) The purchase of the Shares by Buyer from Seller will not give rise to any dissenting shareholders' rights under Colorado law, the Articles of Incorporation or By-laws of the Company, or otherwise.

      (w) All issuances by the Company of shares of Common Stock in past transactions have been legally and validly effected, and all of such shares of Common Stock are fully paid and non-assessable. All of the offerings were conducted in strict accordance with the requirements of Regulation D, Rules 504, 505 and 506, as applicable, in full compliance with the requirements of the 1933 Act and the 1934 Act, as applicable, and in full compliance with and according to the requirements of any applicable state laws and the Articles of Incorporation and By-laws of the Company.

      (x) The Company does not have in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or similar plan, scheme, device or arrangement. No other state takeover statute or similar statute or regulation applies or purports to apply to this agreement or the transactions contemplated hereby.

      3. Buyers' Representations.

Each Buyer hereby represents and warrants to Seller the following:


      (a) Buyer has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his respective obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer.

      (b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable Buyer to enter into, and to perform his respective obligations under, this Agreement.

      (c) Assuming the due authorization, execution and delivery by Seller, this Agreement, when executed and delivered by Seller, will be a valid and binding obligation of Buyer, enforceable against him in accordance with its terms.

      (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either Buyer is a party or by which he is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to either Buyer or his respective assets or properties.

      4. Indemnification. Each Seller shall jointly and severally indemnify and hold harmless the Company, each Buyer and their respective officers, directors, shareholders, employees, agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties of Seller in this Agreement or in any certificate or document delivered by Seller or the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by the Seller or the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered herewith or to be performed by or complied with Seller or the Company, (c) any claims made by a third party against the Company based upon an obligation, act or omission of Seller or the Company prior to the date hereof and, (d) any claims made at any time arising out of, or in connection with, any Environmental Laws or environmental conditions with respect to the Company which are based upon conditions existing prior to the date hereof, (e) taxes attributable to the Company or the ownership of its assets prior to the date hereof, (f) any claims for severance or any other compensation made by any employee, representative, officer, director or agent of the Company prior to the date hereof, (g) any claim made at any time by any governmental body in respect of the business of the Company prior to the date hereof, (h) any debt, claim, liability or obligation of the Company prior to the date hereof, or (i) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Company prior to the date hereof.

All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof for three years, except the representations and warranties set forth in Section 2 (o) and (p) which shall survive until the expiration of the applicable statute of limitations.

      5. Miscellaneous.

            (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


            (b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

            (c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

            (d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

            (e) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally, on the fifth day after mailing if mailed to the party by first class mail, registered or certified, postage prepaid and properly addressed, or on the third business day after delivering by internationally recognized courier services as follows:



      If to Seller,

      James B. Wiegand
      16200 WCR 18E
      Loveland, CO 80537

      And

      Max Gould
      700 Newport
      Denver, CO 80220

      If to Buyer,

      ---------
      ---------
      ---------

      (f) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives. The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

      (g) The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

      (h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

      (i) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      [Remainder of Page Intentionally Omitted; Signature Page to Follow]

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.


                              SELLER:

                              /s/ James B. Wiegand
                              James B. Wiegand


                              /s/ Max Gould
                              Max Gould


                              BUYER:


                              /s/ Ezriel Silberger
                              ---------------------
                              Ezriel Silberger


                              /s/ Izik Liberman
                              Izik Liberman